UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2021

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adient plc 2021 Omnibus Incentive Plan

As described under Item 5.07 of this Current Report on Form 8-K, at the 2021 Annual General Meeting of Shareholders (the “2021 Annual General Meeting”) of Adient plc (“Adient”) held on March 9, 2021, the shareholders of Adient approved the Adient plc 2021 Omnibus Incentive Plan (the “2021 Plan”).

The 2021 Plan authorizes the grant of cash-based and equity-based incentive awards to eligible participants, including officers, other employees, consultants, advisors and directors. The 2021 Plan provides that, subject to adjustment in case of certain events described in the 2021 Plan, 1,600,000 of Adient’s ordinary shares are reserved for issuance, plus the number of shares reserved under the Adient plc 2016 Omnibus Incentive Plan (the “2016 Plan”) and the Adient plc Amended and Restated Director Share Plan (together with the 2016 Plan, the “Existing Plans”) that had not been made subject to outstanding awards as of March 9, 2021. As a result of the approval by shareholders of the 2021 Plan on March 9, 2021, the Existing Plans terminated on that date and no new awards will be granted under the Existing Plans after that date.

The 2021 Plan is administered by the Compensation Committee of Adient’s Board of Directors or by the full Board of Directors. Unless earlier terminated by Adient’s Board of Directors, the 2021 Plan will remain in effect until the tenth anniversary of its effective date.

The 2021 Plan is described in detail in Adient’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 26, 2021 (the “Proxy Statement”), and the full text of the 2021 Plan was attached to the Proxy Statement as Annex A. The description of the 2021 Plan set forth above is a summary only and is qualified in its entirety by reference to the full text of the 2021 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2021 Plan Award Agreements

In connection with the adoption of the 2021 Plan, the Compensation Committee of Adient’s Board of Directors approved a form of Restricted Shares or Restricted Share Unit Award Agreement and a form of Performance Unit Award Agreement. Copies of the Agreements are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Adient held its 2021 Annual General Meeting on March 9, 2021. The independent inspector of elections for the 2021 Annual General Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at the 2021 Annual General Meeting, certifying on March 9, 2021 the voting results set forth below.

Proposal One:

Adient’s shareholders elected, by separate resolutions, the following eight directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2022, by the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
Julie L. Bushman	74,422,114	1,617,919	143,795	5,309,392
Peter H. Carlin	74,204,966	1,829,457	149,405	5,309,392
Raymond L. Conner	74,011,578	2,022,628	149,622	5,309,392
Douglas G. Del Grosso	75,837,503	202,138	144,187	5,309,392
Richard Goodman	75,807,309	227,173	149,346	5,309,392
José M. Gutiérrez	75,779,711	233,382	170,735	5,309,392
Frederick A. Henderson	71,301,073	4,420,580	462,175	5,309,392
Barb J. Samardzich	71,510,460	4,530,184	143,184	5,309,392

Proposal Two:

Adient’s shareholders ratified, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2021 and authorized, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration by the following vote:

For	Against	Abstain
77,198,501	4,177,477	117,242

Proposal Three:

Adient’s shareholders approved, on an advisory basis, the compensation of Adient’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
67,061,170	8,886,869	235,789	5,309,392

Proposal Four:

Adient’s shareholders approved the adoption of Adient’s 2021 Omnibus Incentive Plan by the following vote:

For	Against	Abstain	Broker Non-Vote
72,438,395	3,299,724	445,709	5,309,392

Proposal Five:

Adient’s shareholders approved the renewal of the Board of Directors’ authority to issue shares under Irish law by the following vote:

For	Against	Abstain	Broker Non-Vote
75,032,138	937,957	213,733	5,309,392

Proposal Six:

Adient’s shareholders approved the renewal of the Board of Directors’ authority opt-out of statutory preemption rights under Irish law by the following vote:

For	Against	Abstain	Broker Non-Vote
75,603,150	329,442	251,236	5,309,392

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Exhibit Description

10.1
Adient plc 2021 Omnibus Incentive Plan (incorporated by reference to Annex A to Adient plc’s definitive proxy statement on Schedule 14A filed on January 26, 2021 for the Adient plc 2021 annual general meeting of shareholders held March 9, 2021 (File No. 001-37757)).

10.2	Form of Restricted Shares or Restricted Share Unit Award Agreement under the Adient plc 2021 Omnibus Incentive Plan.

10.3	Form of Performance Unit Award Agreement under the Adient plc 2021 Omnibus Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: March 10, 2021	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Senior Vice President, General Counsel and Secretary